UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

___________

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Village Bank and Trust Financial Corp. (the “Company”) held its 2016 Annual Meeting of Shareholders on May 24, 2016 at Salisbury Country Club, 13620 W. Salisbury Road, Midlothian, Virginia (the “Annual Meeting”).  A quorum of shares was present or represented by proxy at the Annual Meeting. At the Annual Meeting, the shareholders of the Company elected four directors to serve for three-year terms and one new director to serve for a two-year term; approved in an advisory vote the Company’s executive compensation, and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016. The voting results for each proposal were as follows:

Proposal 1

To elect four directors for a term of three years each and one new director (Kenneth R. Lehman) for a term of two years:

			Broker
	For	Withheld	Non-Vote
Craig D. Bell	945,433	61,350	304,523
John T. Wash, Sr.	958,399	48,384	304,523
George R. Whittemore	961,969	44,801	304,523
Thomas W. Winfree	934,863	71,920	304,523
Kenneth R. Lehman	964,376	42,407	304,523

Proposal 2

To approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote
913,372	22,549	70,862	304,523

Proposal 3

To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2016:

For	Against	Abstain
1,302,294	8,622	390

Item 8.01	Other Events.

On May 24, 2016, members of management of the Company made a presentation at the Annual Meeting. A copy of the presentation is attached to this report as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Presentation of the Company delivered at the 2016 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 26, 2016	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO